Exhibit 3.43
TERRA MISSISSIPPI NITROGEN, INC.
Certificate of Assistant Corporate Secretary
          I, Debra J. Bliven, hereby certify that I am the Assistant Corporate Secretary of Terra Mississippi Nitrogen, Inc., a Delaware corporation (the “Corporation”) and the keeper of the records of the Corporation. As such, I am authorized to execute and deliver this certificate on behalf of the Corporation and hereby certify the following:
1.	Mississippi Nitrogen, Inc. was incorporated in the State of Delaware on June 26, 1997 and changed its corporate name in the State of Delaware to Terra Mississippi Nitrogen, Inc. on February 28, 2005.

2.	On February 28, 2005, MissChem Nitrogen, LLC, a Delaware limited liability company, and Triad Nitrogen LLC, a Delaware limited liability company, merged with and into Terra Mississippi Nitrogen, Inc., a Delaware corporation.

3.	Attached hereto as Exhibit A is a copy of the certificate from the State of Delaware authenticating this name change and merger.

4.	Attached hereto as Exhibit B is a copy of a certificate from the State of Louisiana certifying that Terra Mississippi Nitrogen, Inc. is in good standing and authorized to do business in the state of Louisiana.

5.	Attached hereto as Exhibit C is a copy of a certificate from the State of Mississippi certifying that Terra Mississippi Nitrogen, Inc. is in good standing and authorized to do business in the state of Mississippi.
          IN WITNESS WHEREOF, I have affixed my name as Assistant Corporate Secretary this 11th day of May 2005.

/s/ Debra J. Bliven
Debra J. Bliven, Assistant Corporate Secretary

STATE OF IOWA COUNTY OF WOODBURY	) :ss.: )
          Before me, Kelly J. Kassen, a Notary Public in and for said County and State on this 11th day of May 2005 personally appeared Debra J. Bliven, the identical person who ascribed her name to the foregoing certificate as Assistant Corporate Secretary and acknowledged that she executed the same as her free and voluntary act and deed of said Corporation for the uses and purposes therein set forth.
          IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above mentioned.

/s/ Kelly J. Kassen
(Notarial Seal)	Notary Public

Exhibit A-1

Delaware	PAGE 1
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:
     “MISSCHEM NITROGEN, L.L.C.”, A DELAWARE LIMITED LIABILITY COMPANY,
     “TRIAD NITROGEN, L.L.C.”, A DELAWARE LIMITED LIABILITY COMPANY,
     WITH AND INTO “MISSISSIPPI NITROGEN, INC.” UNDER THE NAME OF “TERRA MISSISSIPPI NITROGEN, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-EIGHTH DAY OF FEBRUARY, A.D. 2005, AT 12:17 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor
2766651 8100M	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 3709114
050166309	DATE: 02-28-05

State of Delaware Secretary of State Division of Corporations Delivered 12:17 PM 02/28/2005 FILED 12:17 PM 02/28/2005 SRV 050166309 — 2766651 FILE
CERTIFICATE OF MERGER
OF
TRIAD NITROGEN, L.L.C.
(a Delaware limited liability company)
AND
MISSCHEM NITROGEN, L.L.C.
(a Delaware limited liability company)
WITH AND INTO
MISSISSIPPI NITROGEN, INC.
(a Delaware corporation)
* * * * * * * * * *
In accordance with the provisions of Section 264 of the
General Corporation Law of the State of Delaware
* * * * * * * * * *
          Mississippi Nitrogen, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware (the “Parent”), desiring to merge of the following: (i) Triad Nitrogen, L.L.C., a Delaware limited liability company and (ii) MissChem Nitrogen, L.L.C., with and into the Corporation, pursuant to the provisions of Section 264 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:
     FIRST: The name and state of incorporation and/or formation of each constituent business entity of the merger (the “Merger”) are as follows: (i) Triad Nitrogen, L.L.C., a Delaware limited liability company; (ii) MissChem Nitrogen, L.L.C., a Delaware limited liability company and (iii) Mississippi Nitrogen, Inc., a Delaware corporation (the “Parent”).
     SECOND: An Agreement and Plan of Merger (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each constituent business entity, in accordance with the requirements of Section 264 of the General Corporation Law of the State of Delaware.
     THIRD: The Certificate of Incorporation of the Parent shall be the Certificate of Incorporation of the surviving corporation except that article one (1) be, and hereby is amended to read as follows:
          1. The name of the corporation is Terra Mississippi Nitrogen, Inc.
     FOURTH: Anything herein or elsewhere to the contrary notwithstanding, the Merger Agreement may be amended or terminated and abandoned by the Board of Directors of the Parent and/or the sole Members of the Subsidiaries at any time prior to the date of filing tile Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the Merger Agreement.

     FIFTH: An executed copy of the Merger Agreement is on file at the principal place of business of the Parent, 600 Fourth Street, P.O. Box 6000, Sioux City, IA 51102, Attention: Chief Executive Officer, and a copy of the Merger Agreement will be furnished by the Parent, upon request and without cost, to any stockholder and/or member of any constituent business entity.
     SIXTH: The Merger shall be effective on February 28, 2005.
* * * * *

           IN WITNESS WHEREOF, the undersigned, for the purpose of effectuating the Merger of the constituent business entities, pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Parent and the facts stated herein are true and accordingly has hereunto signed this Certificate of Merger this 28th day of February, 2005.

Mississippi Nitrogen, Inc., a Delaware corporation
By:	/s/ Mark A. Kalafut
	Name:	Mark A. Kalafut
	Title:	Vice President, General Counsel and Corporate Secretary

Delaware

The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE SAID “MISSISSIPPI NITROGEN, INC.”, FILED A CERTIFICATE OF OWNERSHIP, CHANGING ITS NAME TO “TERRA MISSISSIPPI NITROGEN, INC.”, THE TWENTY-EIGHTH DAY OF FEBRUARY, A.D. 2005, AT 12:17 O’CLOCK P.M.

2766651 8320	Harriet Smith Windsor, Secretary of State
050167673	AUTHENTICATION: 3709314 DATE: 02-28-05

Delaware

The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY “TERRA MISSISSIPPI NITROGEN, INC.” IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE SIXTH DAY OF APRIL, A.D. 2005.
     AND I DO HEREBY FURTHER CERTIFY THAT THE SAID “TERRA MISSISSIPPI NITROGEN, INC.” WAS INCORPORATED ON THE TWENTY-SIXTH DAY OF JUNE, A.D. 1997.
     AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.
     AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

2766651 8300	Harriet Smith Windsor, Secretary of State
050277920	AUTHENTICATION: 3792917 DATE: 04-06-05

EXHIBIT B

Exhibit C
State of Mississippi
Office of the Secretary of State
Eric Clark, Secretary of State
Jackson, Mississippi
CERTIFICATE
I, ERIC CLARK, Secretary of State of the State of Mississippi, and as such, the legal custodian of the corporate records, required by the laws of Mississippi, to be filed in my office, do hereby certify:
That on June 28,1999, the State of Mississippi issued a Charter/Certificate of Authority to:
TERRA MISSISSIPPI NITROGEN, INC.
That the state of incorporation is DELAWARE.
That the period of duration is 99 years.
That according to the records of this office, Articles of Dissolution or a Certificate of Withdrawal have not been filed.
That according to the records of this office, a current Annual Report has been delivered to the Office of the Secretary of State.
I further certify that all fees, taxes and penalties owed to this state, as reflected in the records of the Secretary of State, have been paid and that the corporation is in existence or has authority to transact business in Mississippi.

Given under my hand and seal of office April 20, 2005
/s/ Eric Clark
ERIC CLARK
Secretary of State

Certification Number: 7112928-1 Page 1 of 1 Reference: DEBRA H. — NHM
Verify this certificate online at http://www.sos.state.ms.us/busserv/corp/verify

State of Delaware
Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “TRIAD SUB, INC.”, FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF JUNE, A.D. 1997, AT 4 O’CLOCK P.M.
     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

	Edward J. Freel, Secretary of State
2766651 8100	AUTHENTICATION:	8534498
971214003	DATE:	06-27-97

CERTIFICATE OF INCORPORATION
OF
TRIAD SUB, INC.
* * * * *
     1. The name of the corporation is Triad Sub, Inc.
     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     3. The nature of the business or purposes to be conducted or promoted is:
     The manufacture and marketing of agricultural fertilizers.
     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) Common shares and the par value of each of such shares is One Dollar ($1.00), amounting in the aggregate to One Thousand Dollars ($1,000.00).
     5A. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

M. A. Brzoska	1209 Orange Street
Wilmington, DE 19801

L. J. Vitalo	1209 Orange Street
Wilmington, DE 19801

D. M. Dembkowski	1209 Orange Street
Wilmington, DE 19801
(DEL. — 42 -9/25/96)

     5B. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS

Charles O. Dunn	4124 Oak Ridge Drive
Jackson, MS 39216-3415

C. E. McCraw	6640 Highway 49 East
Yazoo City, MS 39194-8665

Robet E. Jones	3019 Tidewater Circle
Madison, MS 39110
     6. The corporation is to have perpetual existence.
     7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:
     To make, alter or repeal the by-laws of the corporation.
     8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.
     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.
     9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
     10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.
(DEL. - 42 -9/25/96)

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this Twenty-Sixth day of June, 1997.

M. A. Brzoska
M. A. Brzoska

L. J. Vitalo
L. J. Vitalo

D. M. Dembkowski
D. M. Dembkowski
(DEL. - 42 -9/25/96)

State of Delaware
Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:
     “TRIAD NITROGEN, INC.”, A MISSISSIPPI CORPORATION,
     WITH AND INTO “TRIAD SUB, INC.” UNDER THE NAME OF “TRIAD NITROGEN, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-SIXTH DAY OF JUNE, A.D. 1997, AT 4:01 O’CLOCK P.M.
     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

2766651 8100M 971214006	Edward J. Freel, Secretary of State AUTHENTICATION: 8534550 DATE: 07-09-97

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
TRIAD NITROGEN, INC.
INTO
TRIAD SUB, INC.
     Triad Sub, Inc., a corporation organized and existing under the laws of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That this corporation was incorporated on the 26th day of June, 1997, pursuant to the General Corporation Law of the State of Delaware.
     SECOND: That this corporation owns all of the outstanding shares of each class of the stock of TRIAD NITROGEN, INC., a corporation incorporated on the 19th day of March, 1957, pursuant to the Mississippi Business Corporation Act.
     THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted, by the unanimous written consent of its members, filed with the minutes of the Board, on the 26th day of June, 1997, determined to and did merge into itself said TRIAD NITROGEN, INC.;
     RESOLVED, that TRIAD SUB, INC. merge, and it hereby does merge into itself said TRIAD NITROGEN, INC. and assumes all its obligations; and
     FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware.

     FURTHER RESOLVED, that the proper officer of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said TRIAD NITROGEN, INC. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State or Delaware, which may be in anywise necessary or proper to effect said merger; and
     FURTHER RESOLVED, that this corporation change its corporate name by changing Article 1. of the Certificate of Incorporation of this corporation to read as follows:
     Article 1. The name of the corporation is Triad Nitrogen, Inc.
     FOURTH. Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of TRIAD SUB, INC. at any time prior to the date of filing the merger with the Secretary of State.
     IN WITNESS WHEREOF, said TRIAD SUB, INC. has caused this Certificate to be Signed by Charles O. Dunn, its President this 26th day of June, 1997.

TRIAD SUB, INC.
By:	/s/ Charles O. Dunn
Charles O. Dunn, President

State of Delaware
Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:
     “TNI, INC.”, A MISSISSIPPI CORPORATION,
     “TRIAD BARGE, INC.”, A MISSISSIPPI CORPORATION,
     “TRIAD FERTILIZER, INC.”, A MISSISSIPPI CORPORATION, WITH AND INTO “TRIAD NITROGEN, INC.” UNDER THE NAME OF “MISSISSIPPI NITROGEN, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-EIGHTH DAY OF JUNE, A.D. 1999, AT 10 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE FIRST DAY OF JULY, A.D. 1999.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

2766651 8100M 991262498	Edward J. Freel, Secretary of State AUTHENTICATION: 9834714 DATE: 06-28-99

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
TRIAD FERTILIZER, INC.; TNI, INC.; AND TRIAD BARGE, INC.
INTO
TRIAD NITROGEN, INC.
(PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF DELAWARE)
     Triad Nitrogen, Inc., a Delaware corporation (the “Corporation”), does hereby certify:
     FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.
     SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of (i) Triad Fertilizer, Inc., a Mississippi corporation; (ii) TNI, Inc., a Mississippi corporation; and (iii) Triad Barge, Inc., a Mississippi corporation.
     THIRD: That the Corporation, by the following resolutions of its Board of Directors (the “Board”), duly adopted on the 27th day of May, 1999, determined to merge into itself Triad Fertilizer, Inc.; TNI, Inc.; and Triad Barge, Inc., effective at 12:01 a.m., July 1, 1999, on the conditions set forth in such resolutions:
RESOLVED, that in accordance with Section 253 of the General Corporation Law of the State of Delaware and Sections 79-4-11.04, .05, and .07 of the Mississippi Business Corporation Act, the Board hereby authorizes and approves (i) the merger of Triad Fertilizer, Inc., the Corporation’s wholly owned subsidiary, with and into the Corporation and the Corporation’s assumption of all liabilities and obligations of Triad Fertilizer, Inc. (the “Triad Fertilizer Merger”), (ii) the merger of TNI, Inc., the Corporation’s wholly owned subsidiary, with and into the Corporation and the Corporation’s assumption of all liabilities and obligations of TNI, Inc. (the “TNI Merger”), (iii) the merger of Triad Barge, Inc., the Corporation’s wholly owned subsidiary, with and into the Corporation and the Corporation’s assumption of all liabilities and obligations of Triad Barge, Inc. (the “Triad Barge Merger,” and collectively with the Triad Fertilizer Merger and the TNI Merger, the “Mergers”), and (iv) that certain plan of merger describing the Mergers (the “Plan of Merger”), each in substantially the form presented to the Board.
RESOLVED, FURTHER, that each of the President, the Senior Vice President, the Vice President and Treasurer, and the Vice President of Administration is authorized to make, execute, and acknowledge a Certificate of Ownership and Merger setting forth a copy of this resolution and to file such Certificate of Ownership and Merger in the Office of the Secretary of State of the State of Delaware, and to execute Articles of Merger and to file such Articles of Merger and the Plan of Merger in the Office of the Secretary of Slate of the State of Mississippi.

     FOURTH: That the Corporation, by the following resolution of its Board, duly adopted on the 27th day of May, 1999, determined to change the name of the Corporation to Mississippi Nitrogen, Inc., on the conditions set forth in such resolution:
RESOLVED, that the Board hereby authorizes and approves an amendment to the Articles of Incorporation of the Corporation to change the name of the Corporation to “Mississippi Nitrogen, Inc.” (the “Articles Amendment”), in accordance with Section 253(b) of the Delaware General Corporation Law.
     IN WITNESS WHEREOF, said Triad Nitrogen, Inc., has caused its corporate seal to be affixed and this Certificate of Ownership and Merger to be signed by Charles O. Dunn, its authorized officer, this the 24th day of June, 1999.

TRIAD NITROGEN, INC.
By:	/s/ Charles O. Dunn
Charles O. Dunn
President

STATE OF MISSISSIPPI
COUNTY OF YAZOO
     PERSONALLY appeared before me, the undersigned authority in and for the jurisdiction aforesaid, the within named Charles O. Dunn, to me known, who acknowledged that he is President of Triad Nitrogen, Inc., a Delaware corporation, and that for and on behalf of said corporation and as its act and deed, he signed and delivered the above and foregoing instrument on the day and in the year therein mentioned, he being first duly authorized so to do by said corporation.
     GIVEN under my hand and official seal within the jurisdiction aforesaid on this the 24th day of June, 1999.

NOTARY PUBLIC

My Commission Expires
July 14, 2001

ATTACHMENT B
TO
ARTICLES OF MERGER
OF
TRIAD FERTILIZER, INC.; TNI, INC.; AND TRIAD BARGE, INC.,
INTO
TRIAD NITROGEN, INC.
PLAN OF MERGER
1.	The Merger Parties. The names and states of incorporation of the corporations proposing to merge are as follows:

NAME	STATE OF INCORPORATION
Triad Fertilizer, Inc.	Mississippi
TNI, Inc.	Mississippi
Triad Barge, Inc.	Mississippi
Triad Nitrogen, Inc.	Delaware
2.	The Merger. On July 1, 1999, at 12:01 a.m. (the “Effective Date”), in accordance with this Plan of Merger, the provisions of the General Corporation Law of the State of Delaware (the “GCL”), and the provisions of the Mississippi Business Corporation Act (the “MBCA”), Triad Fertilizer, Inc.; TNI, Inc.; and Triad Barge, Inc. (collectively, the “Merging Corporations”), shall be merged with and into Triad Nitrogen, Inc. (the “Surviving Corporation”), and the separate existence of the Merging Corporations shall cease (collectively, the “Mergers”).
3.	Effect of the Merger. On the Effective Date, the Surviving Corporation shall succeed to all of the rights, privileges, immunities, franchises, assets, property, debts due, liabilities, and obligations of the Merging Corporations in accordance with the provisions of the GCL and the MBCA.
4.	Consummation of the Mergers. The Merging Corporations and the surviving Corporation shall cause the Mergers to be consummated on the Effective Date by delivering to the Secretary of State of the State of Delaware and the Secretary of State of the State of Mississippi prior to the Effective Date any and all documents required by and executed, certified and acknowledged in accordance with, the relevant provision to the GCL and the MBCA.
5.	Articles of Incorporation; Bylaws; Directors and Officers. The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of the Surviving Corporation immediately prior to the Effective Date until thereafter amended as provided therein and under the GCL, except that the name of the Surviving Corporation shall change to “Mississippi Nitrogen, Inc.,” on the Effective Date. The Bylaws of the Surviving Corporation shall be the Bylaws of the Surviving Corporation immediately prior to the Effective Date until thereafter amended as provided therein and under the GCL. The directors and officers of the Surviving Corporation shall be the directors and officers of the Surviving Corporation immediately prior to the Effective Date, in each case until their successors are elected and qualified.

6.	Cancellation of Securities. All of the issued and outstanding shares of the Merging Corporations (collectively, the “Shares”) are owned by the Surviving Corporation; therefore, on the Effective Date, all of the Shares shall be canceled, and no shares of the Surviving Corporation shall be issued in exchange therefor.

7.	Taking of Necessary Action. The Merging Corporations shall, at the Surviving Corporation’s request, take such action as may be necessary under the GCL, the MBCA, and the Plan of Merger to effect the Mergers in accordance with each of the foregoing as promptly as possible.

2